UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-27610-A

Date of Report: August 14, 2008

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Indentification No.)

c/o American Union Securities, Inc. 100 Wall Street, 15th Floor, New York, N.Y.	10005
(Address of principal executive offices)	(Zip Code)

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        □   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        □   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On April 4, 2008, Shandong Spring Pharmaceutical Co., Ltd, a wholly-owned subsidiary of the Registrant, entered into an Entrusted Management Agreement with Shandong Yong Chun Tang Bioengineering Co. Ltd., effective as of April 1, 2008.  On the same date, the parties entered into a Purchase Option and Cooperation Agreement with Yan Tinghe, who is the Chairman of China YCT International Group, Inc. and principal owner of Shandong Yong Chun Tang.

On August 14, 2008 the parties agreed to rescind, ab initio, both the Entrusted Management Agreement and the Purchase Option and Cooperation Agreement.  The reason for the rescission was the parties’ discovery of a mutual mistake regarding the effect of the agreements on the ability of Shandong Yong Chun Tang Bioengineering Co. Ltd. to do business in China.  Since the mistake, if not corrected,  would have led to a material reduction in the benefit that the parties expected to obtain from the agreements, the parties have declared the agreements void.

Shandong Yong Chun Tang Bioengineering Co. Ltd. will continue to serve as the principal supplier of goods sold by Shandong Spring Pharmaceutical Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: August 18, 2008	By:/s/ Yan Tinghe
   Yan Tinghe
    Chief Executive Officer